UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        August 24, 2005 (August 23, 2005)

                           U.S. PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)

              Nevada                     1-11151               76-0364866
              ------                     -------               ----------
   (State or other jurisdiction of     (Commission          (I.R.S. Employer
   incorporation or organization)      File Number)        Identification No.)


1300 West Sam Houston Parkway South, Suite 300, Houston, Texas      77042
---------------------------------------------------------------     -----
        (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (713) 297-7000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On August 23, 2005, the Company announced that its Board of Directors has authorized the purchase of up to an additional 500,000 shares of the Company's outstanding common stock. Shares available for repurchase under an existing program plus the program announced on August 23, 2005 total over 650,000 shares. It is expected that shares will be acquired from time to time in open market or private transactions. No expiration date for the repurchase plan was set. Currently, there are approximately 12,000,000 shares of U.S. Physical Therapy common stock outstanding. The Company intends to hold purchased shares in treasury or to use such shares for other corporate purposes as specified by the Board.


Item 9.01  Financial Statements and Exhibits

(a)  None.

(b)  None.

(c)  Exhibits

Exhibits             Description of Exhibits
--------             -----------------------

99.1                 Press Release Dated August 23, 2005.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       U.S. PHYSICAL THERAPY, INC.


Dated: August 24, 2005                 By: /s/ LAWRANCE W. MCAFEE
                                           ----------------------
                                               Lawrance W. McAfee
                                               Chief Financial Officer
                                       (duly authorized officer and principal
                                          financial and accounting officer)

                                INDEX TO EXHIBITS


EXHIBIT          DESCRIPTION OF EXHIBIT
-------          ----------------------

99.1             Press Release dated August 23, 2005.*


* Furnished herewith